INVESTMENT COMPANY BLANKET BOND

NATIONAL UNION FIRE INSURANCE COMPANY

OF PITTSBURGH, PA

(A stock Insurance Company, herein Called the Underwriter)

DECLARATIONS

Item 1.

Name of Insured

Blankinship Funds, Inc.

BOND NUMBER

Principal Address:

1210 S. Huntress Court

6214285

McLean VA 22102

(Herein called the Insured)

Item 2.

Bond Period from 12:01 a.m. on 01/29/2007 to 12:01 a.m. on 01/29/2008

The effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of the said dates.

Item 3.

Limit of Liability –

Subject to Section 9, 10, and 12 hereof:

Limit of Liability

Deductible Amount

Insuring Agreement A – FIDELITY

$75,000

$0

Insuring Agreement B – AUDIT EXPENSE

Not Covered

Not Covered

Insuring Agreement C – ON PREMISES

Not Covered

Not Covered

Insuring Agreement D – IN TRANSIT

Not Covered

Not Covered

Insuring Agreement E – FORGERY OR ALTERATION

Not Covered

Not Covered

Insuring Agreement F – SECURITIES

Not Covered

Not Covered

Insuring Agreement G – COUNTERFEIT CURRENCY

Not Covered

Not Covered

Insuring Agreement H – STOP PAYMENT

Not Covered

Not Covered

Insuring Agreement I – UNCOLLECTIBLE ITEMS OF DEPOSIT

Not Covered

Not Covered

OPTIONAL COVERAGES ADDED BY RIDER:

Insuring Agreement J – COMPUTER SYSTEMS

Not Covered

Not Covered

Insuring Agreement K – UNAUTHORIZED SIGNATURES

Not Covered

Not Covered

Insuring Agreement L – AUTOMATED PHONE SYSTEMS

Not Covered

Not Covered

Insuring Agreement M – TELEFACSIMILE

Not Covered

Not Covered

If “ Not Covered” is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring

Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

Item 4.

Office or Premises Covered – Offices acquired or established subsequent to the effective date of this bond are covered according to the terms of General Agreement A. All other Insured’ s offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows:

No Exceptions

Item 5.

The Liability of the Underwriter is subject to the terms of the following riders attached hereto:

1-2

Item 6.

The Insured by the acceptance of this bond gives notice to the Underwriter terminating or cancelling prior bond(s)

or policy(ies) No.(s) N/A such termination or cancellation to be effective as of the time this bond becomes effective.

By:

Authorized Representative

6214285

Blankinship Funds, Inc.

01/29/2007

Blankinship Funds, Inc.

01/29/2007

6214285

Blankinship Funds, Inc..

01/29/2007